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                                                                 EXHIBIT 4.1

                           [LETTERHEAD OF INTERSTATE]

May 1, 2002

American Stock Transfer and Trust Company
40 Wall Street
New York, New York 10005

Attention:  Administration

                    Re: Amendment No. 2 to Rights Agreement

Ladies and Gentlemen:

    Pursuant to Section 27 of the Shareholder Rights Agreement (as amended, the "Rights Agreement"), dated as of July 8, 1999, between Interstate Hotels Corporation (the "Company"), and American Stock Transfer and Trust Company, as rights agent, as amended on August 28, 2000, the Company, by resolution adopted by its Board of Directors, hereby amends the Rights Agreement as follows:

1. Section 1(c) of the Rights Agreement is hereby amended and restated in its entirety as follows:

    "(c) "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations (the "Rules") under the Securities Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement; PROVIDED, HOWEVER, that a Person will not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons (i) are or were directors or officers of the Company, or (ii) are, as of May 1, 2002, parties to the Interstate Voting Agreement or the Conversion Incentive Agreement, without giving effect to any amendment, modification or supplement to such agreements that takes effect after May 1, 2002; PROVIDED, FURTHER, HOWEVER, that an Exempt Affiliate (as defined in the Investor Agreement) shall not be deemed an Affiliate or Associate of the Investor, and the Investor shall not be deemed an Affiliate or Associate of an Exempt Affiliate."

2. The proviso immediately before the last sentence in Section 1(d) is hereby amended and restated in its entirety as follows:

    "PROVIDED, HOWEVER, that (1) no Person engaged in business as an underwriter of securities shall be deemed the Beneficial Owner of any securities acquired through such Person's participation as an underwriter in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition, (2) no Person who is a director or an officer of the Company shall be deemed, as a result of his or her position as director or officer of the Company, the Beneficial Owner of any securities of the Company that are Beneficially Owned by any other director or officer of the Company, and (3) no Person shall be deemed to be the Beneficial Owner or to Beneficially Own securities that are Beneficially Owned by another Person solely because both Persons are, as of May 1, 2002, parties to the Interstate Voting Agreement or the Conversion Incentive Agreement, without giving effect to any amendment, modification or supplement to such agreements that takes place after May 1, 2002."

3. Section 1 of the Rights Agreement is hereby amended by adding the following new subsections (ccc), (ddd) and (eee) immediately after Section 1(bbb):

    "(ccc) "MERGER AGREEMENT" means the Agreement and Plan of Merger, dated as of May 1, 2002, by and between the Company, and MeriStar Hotels &
    Resorts, Inc., a Delaware corporation ("Acquiror").

    (ddd) "INTERSTATE VOTING AGREEMENT" means the Interstate Hotels Corporation Stockholder Voting and Conversion Agreement, dated as of May 1, 2002, by and among the Principal Capri Stockholders (as defined in the Merger Agreement) and Acquiror.

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    (eee) "CONVERSION INCENTIVE AGREEMENT" means the Conversion Incentive
    Agreement, dated as of May 1, 2002, by and among the Company and the Investor."

4. Section 1 of the Rights Agreement is hereby amended by adding the following new paragraph at the end of that Section:

    "Notwithstanding anything in this Agreement to the contrary, none of Acquiror, any of its Affiliates or Associates or any of their permitted assignees or transferees shall be deemed an Acquiring Person and none of a Distribution Date, a Stock Acquisition Date, or a Triggering Event shall be deemed to occur or to have occurred, and that the Rights will not become separable, distributable, unredeemable or exercisable, in each such case, by reason or as a result of the approval, execution or delivery of the Merger Agreement, the Interstate Voting Agreement or the Conversion Incentive Agreement, or the consummation of the other transactions contemplated thereby."

5. Section 7(a) of the Rights Agreement is hereby amended and restated in its entirety as follows:

    "(a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Exercise Price for the total number of one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercised, at or prior to the earliest of (i) the Close of Business on July 7, 2009 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which such Rights are exchanged as provided in Section 24 hereof and (iv) immediately prior to the Effective Time (as defined in the Merger Agreement) (the earliest of (i), (ii),
(iii) and (iv) being herein referred to as the "Expiration Date"). Except as set forth in Section 7(e) hereof and notwithstanding any other provision of this Agreement, any Person who prior to the Distribution Date becomes a record holder of shares of Common Stock of the Company may exercise all of the rights of a registered holder of a Right Certificate with respect to the Rights associated with such shares of Common Stock of the Company in accordance with the provisions of this Agreement, as of the date such Person becomes a record holder of shares of Common Stock of the Company."

6. The Rights Agreement shall not otherwise be supplemented or amended by virtue of this Amendment No. 2 to the Rights Agreement, but shall remain in full force and effect.

7. Capitalized terms used without other definition in this Amendment No. 2 to the Rights Agreement shall be used as defined in the Rights Agreement.

8. This Amendment No. 2 to the Rights Agreement shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and to be performed entirely within Maryland. The courts of the State of Maryland (the "Maryland Courts") shall have exclusive jurisdiction over any litigation arising out of or relating to this Amendment No. 2 and the transactions contemplated hereby, and any Person commencing or otherwise involved in any such litigation shall waive any objection to the laying of venue of such litigation in the Maryland Courts and shall not plead or claim in any Maryland Court that such litigation brought therein has been brought in an inconvenient forum.

9. This Amendment No. 2 to the Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

10. This Amendment No. 2 to the Rights Agreement shall be effective as of, and immediately prior to, the execution and delivery of the Merger Agreement, and all references to the Rights Agreement

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    shall, from and after such time, be deemed to be references to the Rights
    Agreement as amended hereby.

11. Exhibit B to the Rights Agreement shall be deemed amended in a manner consistent with this Amendment No. 2 to the Rights Agreement.

                                              Very truly yours,

                                              INTERSTATE HOTELS CORPORATION

                                              By: Thomas F. Hewitt
                                                 ---------------------
                                                 Name: Thomas F. Hewitt
                                                 Title: Chief Executive Officer


Accepted and agreed to as of the
effective time specified above:

American Stock Transfer and Trust Company

By: /s/ HERBERT J. LEMMER
   ---------------------
   Name: Herbert J. Lemmer
   Title: Vice President